EXHIBIT (a-13)

THE ALGER PORTFOLIOS

CERTIFICATE OF AMENDMENT

The undersigned, being the Secretary of The Alger Portfolios (the “Trust”), a Trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust dated April 6, 1988, as amended (the “Declaration of Trust”), and the affirmative vote of a Majority of the Trustees at a meeting duly Called and held on September 22, 2009, the Declaration of Trust is amended effective as of September 23, 2009 as follows:

The names of the Portfolios established by Sections 6.1 and 6.2 of the Declaration of Trust and by various Certificates of Designation, are hereby amended to be as follows:

1.                                       The name of the Alger LargeCap Growth Portfolio established by Section 6.2 of the Declaration of Trust and amended by consent dated April 28, 1988 and Certificate of Amendment dated February 12,2008, and Certificate of Amendment dated September 22, 2009, is hereby further amended to be the “Alger Large Cap Growth Portfolio”.

2.                                       The name of the Alger MidCap Growth Portfolio, established by Section 6.1 of the Declaration of Trust and Certificate of Designation dated February 24, 1993, and Certificate of Amendment dated September 22, 2009, is hereby further amended to be the “Alger Mid Cap Growth Portfolio”.

The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all necessary action to file a copy of this Certificate of Amendment with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 15th day of April, 2011.

/s/ Hal Liebes
Hal Liebes
Secretary

ACKNOWLEDGEMENT

State of New York	}
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County of New York	}	April 15, 2011

Then personally appeared the above, Hal Liebes, and acknowledged the foregoing instrument to be his free act and deed before me,

Notary Public
My Commission Expires: